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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (a) Amendment No. 3 to the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (b) Amendment No. 1 to the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc.,
(e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan and, (f) Amendment No. 1 to the Registration Statement (Form S-3, No. 333-34366) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus of our report dated May 31, 2000, except the first paragraph of Note 3, as to which the date is June 13, 2000 with respect to the consolidated financial statements and financial statement schedule of IMPCO Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2000.

                                          /s/ ERNST & YOUNG LLP

Long Beach, California
June 29, 2000